SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:     November 19, 2003

URBANFIND, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2009 Iron Street, Bellingham, WA 98225

(Address of principal executive offices)

Registrant's telephone number, including area code: 360-647-3170

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events

Effective immediately, the Registrant will make an offering for sale of the Company's common stock to accredited investors by way of a private placement.  The sale of stock will be exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  The Registrant will offer 1,000,000 units for the price of $1.00 per unit, for total proceeds of $1,000,000.  A unit shall consist of one share at $1.00 per share and one share purchase warrant, which can be exercised at $1.25 for a period of two years from the date of purchase.  The Registrant expects to close the offering by May 15, 2004.

The Registrant also is exploring opportunities in the mining exploration field, and is in negotiations regarding a potential mining project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                URBANFIND, INC.

November 19, 2003                            /s/ Hans Boge

Date                                                     Hans Boge, President